                                                                    EXHIBIT 10.2





                                                                               1



                             EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement"), dated as of March 1, 1997, is made by and between The Long Island Savings Bank, FSB, a federal stock savings bank organized under the laws of the United States, having its principal offices at 201 Old Country Road, Melville, New York 11747 (the "Bank"), and Mr. Lawrence W. Peters, residing at 143 Cabot Road, Massapequa, New York, 11758 (the "Executive").

                                   RECITALS

            1. The Bank desires to employ the Executive as President and Chief Operating Officer of the Bank, and to enter into an employment agreement embodying the terms of such relationship.

            2. The Executive is willing to be employed as President and Chief Operating Officer of the Bank on the terms set forth herein.


                                   AGREEMENT

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the Bank and the Executive hereby agree as follows.

            1.    DEFINITIONS

            1.1 "AFFILIATE" means any person or entity of any kind effectively controlling, effectively controlled by or effectively under common control with the Bank, including, without limitation, Long Island Bancorp, Inc. (the "Corporation").

            1.2   "BOARD" means the board of directors of the Bank.

            1.3 "CAUSE" means termination due to the Executive's (a) personal dishonesty, (b) incompetence, (c) willful misconduct, (d) breach of fiduciary duty involving personal profit, (e) intentional failure to perform stated duties, (f) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or (g) material breach of any provision of this Agreement.

            1.4 "CHANGE IN CONTROL" means, after the date of this Agreement, (a) a change in control of the Corporation and/or the Bank of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) a change in control of the Bank within the meaning of 12 U.S.C. ss. 1817(i), the Change in Bank Control Act, and 12 C.F.R. ss. 574.4 of the Acquisition of Control of Savings Association regulations of the Office of Thrift Supervision; (c) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the Bank's nominating committee then serving under the Board, shall be, for purposes of this clause
(c), considered as though he or she was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents); (d) approval by the shareholders of the Corporation and/or the Bank, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Corporation and/or the Bank, as the case may be, beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Corporation and/or the Bank, as the case may be; (e) approval by the shareholders of the Corporation and/or the Bank, as the case may be, of (i) a complete liquidation or dissolution of the Corporation and/or the Bank, or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation and/or the Bank, or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Corporation or any Affiliate; and/or
(f) the solicitation of proxies from shareholders of the Corporation by someone other than the current management of the Bank and without the approval of the Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Corporation and/or the Bank with one or more corporations as a result of which the shareholders' interests in the Corporation and/or the Bank, as the case may be, are actually exchanged for or converted into securities not issued by the Corporation and/or the Bank, as the case may be. No failure on the part of the Executive to exercise any rights upon the occurrence of a Change in Control shall be deemed a waiver of or otherwise impair the rights of the Executive in respect of any subsequent events or circumstances constituting a Change in Control.

            1.5 "CODE" means the Internal Revenue Code of 1986, as amended, and as in effect from time to time, and/or any successor code thereto.

            1.6 "DATE OF TERMINATION" means the date specified in the Notice of Termination (as defined in Section 6.8 of this Agreement); PROVIDED, HOWEVER, that if, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party in writing that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction, including all appeals, unless the time for appeal therefrom has expired and no appeal has been perfected; PROVIDED, FURTHER, HOWEVER, that the Date of Termination shall (a) in no case be later than the date on which the Term of Employment expires, and (b) be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

            1.7 "EXCISE TAX" means any excise tax imposed under Section 4999 of the Code and/or any successor section thereto.

            1.8 "GOOD REASON" means, and shall be deemed to exist if, without the written consent of the Executive, (a) there occurs any reduction of Base Salary or material reduction in other benefits or any material change by the Bank to the Executive's function, duties, or responsibilities in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement, which change would cause the Executive's position with the Bank to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement (and any such material change shall be deemed a continuing breach of this Agreement), (b) there occurs any material breach of this Agreement by the Bank,
(c) a Change in Control occurs, or (d) the Bank, if and after a Suspension for Disability (as defined in Section 6.2(a)) occurs and after a Change in Control occurs, fills the Executive's position (in the manner set forth in Section
6.2(b) of this Agreement).

            1.9 "PARENT" means any corporation which has a direct or indirect legal or beneficial ownership interest in the Bank, but only if any such corporation owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities of the Bank.

            1.10 "SUBSIDIARY" means any corporation (other than the Bank) in which the Bank or any Parent has a direct or indirect legal or beneficial ownership interest, but only if the Bank or the Parent, as the case may be, owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities in any such corporation.

            1.11 "VOTING INTEREST" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors or trustees of any entity.

            2.    EMPLOYMENT.

            2.1 GENERAL. Subject to the terms and provisions set forth in this Agreement, the Bank, during the Term of Employment, agrees to continue to employ the Executive as President and Chief Operating Officer of the Bank and the Executive hereby accepts such continued employment.

            2.2 OTS SUSPENSION. If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

            3.    TERM OF EMPLOYMENT

            3.1 TERM. The term of employment under this Agreement shall commence as of March 1, 1997 (the "Commencement Date") and, unless extended as provided below or earlier terminated by the Bank or the Executive under Section 6 of this Agreement, shall continue until December 31, 1998 (the "Term of Employment"). The

Term of Employment may be extended upon written agreement of both parties.

            3.2 OTS REMOVAL. Notwithstanding anything to the contrary in this Agreement, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Bank and/or the Executive, if any, shall not be affected.

            4.    POSITIONS, RESPONSIBILITIES AND DUTIES.

            4.1 POSITIONS AND DUTIES. During the Term of Employment, the Executive shall be employed and shall serve as President and Chief Operating Officer of the Bank. In such position(s), the Executive shall have the duties, responsibilities and authority as determined and designated from time to time by the Board. The Executive shall serve under the direction and supervision of the Bank's Chief Executive Officer and shall report only to such Chief Executive Officer. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities (a) which would result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement or (b) on a regular basis in any locations outside the counties of Nassau, Suffolk or the City of New York unless agreed upon by the Executive.

            4.2 ATTENTION TO DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Executive shall, except for periods of absence occasioned by illness, vacation in accordance with Section 5.6, and reasonable leaves of absence in accordance with the practices of the Bank and the Corporation as of the date of this Agreement, devote substantially all of his business time to the business and affairs of the Bank and the Corporation and the Executive shall use his best efforts, business skills, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; PROVIDED, HOWEVER, that the Executive shall be allowed, to the extent such activities do not present a conflict or substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, (a) to manage the Executive's personal affairs, and (b)(i) to serve on boards or committees of civic or charitable organizations or trade associations, and (ii) after obtaining the consent of the Board, as evidenced by a written resolution of the Board and under the terms and conditions specified in any such resolution, to serve on the boards of directors or trustees of companies or other organizations and associations; PROVIDED, FURTHER, HOWEVER, that such offices or positions which the Executive holds on the date of this Agreement and which are set forth on Exhibit "A", annexed hereto are designated as currently consented to positions.

            5.    COMPENSATION AND OTHER BENEFITS.

            5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of $325,000 per annum ("Base Salary") payable in accordance with the Bank's normal payroll practices.

            5.2 ANNUAL BONUS. During the Term of Employment, the Executive shall be entitled to an annual bonus payment in an amount not less than $125,000; PROVIDED, HOWEVER, that, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the annual bonus paid to the Executive following a Change in Control shall not be less than the highest annual bonus paid to the Executive during the Term of Employment. No other compensation or additional benefits provided for in this Agreement shall be deemed a substitute for the Executive's right, to receive such bonuses.

            5.3 INCENTIVE, RETIREMENT, AND SAVINGS PLANS. During the Term of Employment, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.4 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.5 EXPENSE REIMBURSEMENT. During and in respect of the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the policies and procedures of the Bank as in effect at the time the expense was incurred, as the same may be changed from time to time.

            5.6 VACATION AND FRINGE BENEFITS. During the Term of Employment, the Executive shall be entitled to five weeks paid vacation each calendar year at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall be eligible to benefit from such fringe benefits and perquisites, if any, including automobile usage, in accordance with the policies of the Bank and as in effect and provided from time to time to senior executives of the Corporation and/or the Bank.

            6.    TERMINATION.

            6.1 TERMINATION DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall thereupon end and his estate or other legal representative, as the case may be, shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a)(i)(A) Base Salary continuation at two-thirds (2/3) of the rate in effect (as provided in Section 5.1 of this Agreement) on the Date of Termination for a three-month period commencing on such Date of Termination, or (B), if the Board so determines in its sole discretion and in lieu of such three-month salary continuation described above in (A), a lump sum payment equal in amount to the present value of such Base Salary continuation (reasonably determined using a discount rate equal to the most recent quote available for the three-month United States Treasury Bill rate on the Date of Termination) payable within thirty business days after the Date of Termination, and (ii) a pro-rata annual bonus for the fiscal year in which such termination occurs, such pro-rata bonus amount to be (I) pro-rated based on the number of calendar days transpired during the fiscal year of the Bank (prior to the Date of Termination) in which such termination occurs over 365, (II) subject to Section 5.2, determined in good faith by the Board (but in its sole discretion), and (III) if any such bonus is payable, paid on or about the same date that the annual bonus amounts payable in respect of such fiscal year, if any, to the senior executives of the Corporation and/or the Bank are actually paid to them;

            (b) any Base Salary accrued to the Date of Termination or any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Bank or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.2  SUSPENSION FOR DISABILITY.

            (a) If, during the Term of Employment, the Executive shall have been absent from his duties hereunder on a full-time basis due to physical or mental illness for six (6) consecutive months, the Bank may give thirty (30) days written notice of potential suspension. If the Executive shall not have returned to the full-time performance of his duties within such 30-day period, the Bank may suspend the Executive's employment for "Disability" (a "Suspension for Disability").

            (b) If a Suspension for Disability occurs during the Term of Employment, the Bank will pay the Executive a bi-weekly payment equal to two-thirds (2/3) of the Executive's bi-weekly rate of Base Salary on the effective date of the Suspension for Disability. These payments shall commence on the effective date of the Executive's Suspension for Disability and will end on the earlier of (i) the date the Executive returns to full-time employment hereunder; (ii) the Executive's equivalent full-time employment by another employer; (iii) the Executive's death; or (iv) the expiration or earlier end of the Term of Employment (the "Term of Suspension"). After a Suspension for Disability occurs, the Bank shall be free to fill the Executive's position, but such action by the Bank, shall constitute Good Reason if it occurs after a Change in Control. Upon the Executive being able to return to full-time employment hereunder before the expiration or end of the Term of Employment, the Executive shall be offered an equivalent available position and otherwise be subject to the provisions of this Agreement. The disability payments hereunder will be in addition to any benefit payable from any qualified or nonqualified retirement plans or programs maintained by the Corporation and/or the Bank but will be reduced by payments received by the Executive on account of such disability under any long-term disability plan maintained for the Corporation's and/or the Bank's employees.

            (c) During the Term of Suspension, the Bank will cause to be continued life and health coverage and such other benefits substantially identical to the coverage and benefits maintained by the Bank for the Executive prior to the occurrence of any Suspension for Disability.

            (d) Notwithstanding the foregoing, there will be no reduction in the compensation (except as otherwise provided in Section 6.2(b) above), accrued benefits or pension granted or accruing to the Executive during the Term of Suspension. Nothing in this Section 6.2 shall abrogate or limit other provisions of this Agreement granting rights to the Executive or the Executive's spouse or the Executive's estate following death, or termination, if applicable.

            6.3 TERMINATION BY THE BOARD FOR CAUSE. The Board may terminate the Executive's employment hereunder for Cause, as provided below. If the Board terminates the Executive's employment hereunder for Cause, the Term of Employment (if not already expired) shall thereupon end as set forth below and the Executive shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a)   Base Salary up to and including the Date of Termination;

            (b) any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Bank or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

In each case, in determining Cause the alleged acts or omissions of the Executive shall be measured against standards generally prevailing in the savings institution industry and the ultimate existence of Cause must be confirmed by not less than 51% of the Incumbent Board (as constituted in accordance with Section 1.4(c) of this Agreement) at a meeting called for such purpose prior to any termination therefor; PROVIDED, HOWEVER, that it shall be the Bank's burden to prove the alleged facts and omissions and the prevailing nature of the standards the Bank shall have alleged are violated by such acts and/or omissions of the Executive. In the event of such a confirmation by 51% or more of the Incumbent Board, the Bank shall notify the Executive that the Bank intends to terminate the Executive's employment for Cause under this Section 6.3 (the "Confirmation Notice"). The Confirmation Notice shall specify the act, or acts, upon the basis of which the Incumbent Board has confirmed the existence of Cause and the Confirmation Notice must be delivered to the Executive within fourteen (14) days after the Incumbent Board so confirms the existence of Cause. If the Executive notifies the Bank in writing (the "Opportunity Notice") within thirty (30) days after the Executive has received the Confirmation Notice, the Executive (together with counsel) shall be provided one opportunity to meet with the Incumbent Board (or a sufficient quorum thereof) to discuss such act or acts. Such opportunity to meet with the Incumbent Board shall be fixed and shall occur on a date selected by the Incumbent Board, such date being not less than ten (10) nor more than thirty (30) days after the Bank receives the Opportunity Notice from the Executive; PROVIDED, HOWEVER, that the Bank may in good faith select a later date if, and only if, such later date is necessary to convene a sufficient quorum of the Incumbent Board to act in respect of the Executive's Opportunity Notice. Such meeting shall take place at the principal offices of the Bank or such other location as agreed to by the Executive and the Bank. During the period commencing on the date the Bank receives the Opportunity Notice and ending on the date next succeeding the date on which such meeting between the Incumbent Board (or a sufficient quorum thereof) and the Executive is scheduled to occur, and not withstanding anything to the contrary in this Agreement, the Executive shall be suspended from employment with the Bank (with pay, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended) and the Incumbent Board may, during such suspension period, reasonably limit the Executive's access to the principal offices of the Bank or any of its assets. If the Incumbent Board properly sets the date of such meeting and if the Incumbent Board (or a sufficient quorum thereof) attends such meeting and in good faith does not rescind its confirmation of Cause at such meeting or if the Executive fails to attend such meeting for any reason, the Executive's employment by the Bank shall, immediately upon the closing of such meeting and the delivery to the Executive of the Notice of Termination, be terminated for Cause under this Section 6.3. If the Executive does not respond in writing to the Confirmation Notice in the manner and within the time period specified in this Section 6.3, the Executive's employment with the Bank shall, upon the thirty-first day after the receipt by the Executive of the Confirmation Notice, be terminated for Cause under this Section 6.3. In the event of any dispute hereunder, the Executive shall be entitled, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, until the earlier to occur of (i) the Date of Termination, (ii) the expiration of the current stated Term of Employment, or (iii) the resolution of such dispute to (A) be paid bi-weekly his then Base Salary, and (B) continue to receive all other benefits; and there shall be no reduction whatsoever of any amounts subsequently paid to the Executive upon resolution of such dispute as a result of, or in respect to, such interim payments or coverage. The procedure set forth in this Section 6.3 to determine the existence of Cause shall at all times be subject to the requirements of applicable law, regulation, regulatory bulletin or other regulatory requirements.

            6.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Bank may terminate the Executive's employment hereunder at any time without Cause. The Executive may terminate his employment hereunder for Good Reason at any time by delivery of written notice to the Bank within the six-month period commencing after the occurrence of the Good Reason effective forty-five (45) days after such written notice is delivered. If the Bank terminates the Executive's employment hereunder without Cause (other than due to Retirement, death, Disability or the normal expiration of the full Term of Employment), or if the Executive terminates his employment hereunder for Good Reason, the Term of Employment shall thereupon end (if not already expired) and the Executive shall, subject to Sections 2.2, 3.2, 6.8, 6.10, and 6.11 of this Agreement, only be entitled to:

            (a) as liquidated damages, a cash lump sum equal to the sum of I) the Base Salary that would have accrued from the Date of Termination through the remaining Term of Employment but for the Termination and ii) subject to Section 5.2, an annual bonus for the fiscal year in which the Termination occurs;

            (b) any Base Salary accrued to the Date of Termination or any bonus actually awarded, but not yet paid as of the Date of Termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the Date of Termination, but not yet paid as of the Date of Termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the Date of Termination for the three-year period commencing on the Date of Termination (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Bank shall provide the economic equivalent in lieu thereof);

            (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any, of the Bank or any Subsidiary; and

            (g) any rights to indemnification in accordance with Section 11 of this Agreement.

In the event of any dispute hereunder, the Executive shall be entitled until the earlier to occur of (i) the Date of Termination, (ii) the expiration of the current stated Term of Employment, or (iii) the resolution of such dispute to
(A) be paid bi-weekly his then Base Salary, and (B) continue to receive all other benefits; and there shall be no reduction whatsoever of any amounts subsequently paid to the Executive upon resolution of such dispute as a result of, or in respect to, such interim payments or coverage.

            6.5 VOLUNTARY TERMINATION. During the Term of Employment, the Executive may effect, upon thirty (30) days prior written notice to the Bank, a Voluntary Termination of his employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or Disability, (b) a termination for Good Reason, (c) a termination as a result of the normal expiration of the full Term of Employment. A Voluntary Termination shall, subject to Sections 2.2, 3.2, 6.8, 6.10, and 6.11 of this Agreement, entitle the Executive only to all of the payments and benefits which the Executive would be entitled to in the event of a termination of his employment by the Bank for Cause.

            6.6 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

            6.7 NOTICE OF TERMINATION. Any termination of the Executive's employment under this Section 6 requiring advance written notice shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12.3 of this Agreement (the "Notice of Termination"). The Notice of Termination, in the case of a termination by the Bank for Cause, or a termination by the Executive for Good Reason, shall (a) indicate the specific termination provision in this Agreement relied upon, and (b) set forth in reasonable detail the dates, facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            6.8 CODE SECTION 280G REDUCTION. Notwithstanding any other provisions of this Agreement or of any other agreement, contract, understanding, plan or program entered into or maintained by the Bank, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (a) the Bank or any Affiliate, Parent or Subsidiary of the Bank, (b) any person whose actions result in a Change in Control, or (c) any person affiliated with the Bank or any such person) (all such payments and/or benefits, including the payments and benefits, if any, under this Section 6, being hereinafter referred to as the "Total Payments") would subject the Executive to an Excise Tax, and if such Total Payments less the Excise Tax is less than the maximum amount of Total Payments which would otherwise be payable to the Executive without imposition of an Excise Tax, then, to the extent necessary to eliminate the imposition of an Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (i) the cash and non-cash payments and benefits payable under this Agreement shall first be reduced (but not below zero), and (ii) all other cash and non-cash payments and benefits shall next be reduced (but not below zero); but only if, by reason of any such reduction, the Total Payments with any such reduction shall exceed the Total Payments without any such reduction. For purposes of this Section 6.8, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (B) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected in good faith by the Bank does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including (without limitation) by reason of Section 280G(b)(4)(A) of the Code, (C) the payments and/or benefits under this Agreement shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (A) and (B) above) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to above in clause (B), and (D) the value of any non-cash payment or benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Bank's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Except as otherwise provided above, the foregoing calculations and determinations shall be made in good faith by the Bank and the Executive. If no agreement on the calculations is reached, then the Executive and the Bank will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm the Bank will select a prominent national accounting firm which has no current or recent business relationship with the Bank. The Bank shall pay all costs and expenses incurred in connection with any such calculations or determinations. Any calculations or determinations made in accordance with this Section 6.8 shall be conclusive and binding on all parties.

            6.9 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made, to the extent practicable, within five (5) business days following the Date of Termination.

            6.10  BANK REGULATORY LIMITATIONS.

            6.10.1 Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

            6.11  OTHER REQUIRED PROVISIONS.

            6.11.1 If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 6.11.1 shall not affect the vested rights of the Bank and/or the Executive, if any.

            6.11.2 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the director, or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the director, or his designee, at the time the director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by such director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such actions.

            6.12 POST-TERMINATION OBLIGATIONS. During the Term of Employment and for one (1) full year after the expiration or termination thereof, the Executive shall, upon reasonable notice, use his reasonable best efforts to cooperate with the Corporation and/or the Bank by providing such information and assistance to the Corporation and/or the Bank as may reasonably be required by the Corporation and/or the Bank at the Bank's expense in connection with any litigation not commenced by or involving the Executive in which the Corporation and/or the Bank or any of their Subsidiaries or Affiliates is, or may become, a party.

            7.    NON-EXCLUSIVITY OF RIGHTS; NON-EXTENSION SEVERANCE.

            7.1 OTHER BENEFITS. Except as is otherwise specifically provided in this Agreement, the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Bank, and for which the Executive may be eligible and qualify, shall not be prevented or limited, and the Executive's rights under any future agreements with the Corporation and/or the Bank and/or any Affiliate thereof, including, without limitation, any stock option agreements shall not be limited or prejudiced. This Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. Except as otherwise specifically provided in this Agreement, no provision of this Agreement shall be interpreted to mean or result in the Executive receiving fewer benefits than those available to him without reference to this Agreement.

            8. RESOLUTION OF DISPUTES. With the exception of proceedings for equitable relief brought pursuant to this Section or Section 9.2 of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at the Executive's option, be settled exclusively by arbitration in Melville, Long Island in accordance with the rules of the American Arbitration Association then in effect and at the Bank's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that the Executive shall be entitled to seek specific performance in court of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Bank and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may be hereafter promulgated or amended, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

            9.    CONFIDENTIAL INFORMATION.

            9.1 CONFIDENTIALITY. The Executive will not, during or after the Term of Employment, disclose any confidential information relating to the business activities of the Bank or any Affiliate thereof which has not been previously disclosed by any person to any person, firm, corporation, bank or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge or other information relating to banking, financial and/or economic principles, concepts or ideas which are based on experience and which are not derived from the business plans and activities of the Bank, and may disclose such confidential information in connection with legal and/or regulatory proceedings (which shall include, but not be limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision).

            9.2 INJUNCTIVE RELIEF. The Executive acknowledges and agrees that the Bank will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this
Section 9 of this Agreement. The Executive agrees that the Bank shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Bank may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Bank has an adequate remedy at law.

            9.3 SPECIAL SEVERABILITY. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.

            10.   SUCCESSORS.

            10.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of the Bank, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

            10.2 THE BANK. This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns; PROVIDED, HOWEVER, that no assignment of this Agreement may be made without the written consent of the Executive.

            11. INDEMNIFICATION. The Executive (and his heirs, executors and administrators) shall be indemnified and held harmless by the Bank to the fullest extent permitted by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a trustee, director or officer of the Bank or is or was serving at the request of the Bank as a trustee, director or officer of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Bank), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee. The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable regulation, the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Bank of an undertaking by or on behalf of the Executive to repay such amount or a portion thereof, if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Bank pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

            12.   MISCELLANEOUS.

            12.1 APPLICABLE LAW. This Agreement shall, to the extent not superseded by federal law, be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

            12.2 AMENDMENTS/WAIVER. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

            12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:    Mr. Lawrence W. Peters
                                    143 Cabot Road
                                    Massapequa, New York  11758

            If to the Bank:         The Long Island Savings Bank, FSB
                                    201 Old Country Road
                                    Melville, New York  11747
                                    Attn:  Corporate Secretary
            with a copy to:         Mel M. Immergut, Esq.
                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            12.4 WITHHOLDING. The Bank may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            12.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            12.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            12.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

            12.8 REPRESENTATION. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

            12.9 SURVIVORSHIP. The respective rights and obligations of the parties to this Agreement, including, without limitation, any rights of the Executive and the Bank under Section 11 of this Agreement, shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

            12.10 EFFECT OF PAYMENTS UNDER CORPORATION AGREEMENT.
Notwithstanding any provision herein to the contrary, to the extent that payments, entitlements and benefits are paid to or received by the Executive under the Employment Agreement dated

March 1, 1997, between the Executive and the Corporation, the amount of any such payments, entitlements and benefits actually made by the Corporation shall reduce, to the extent so made, the same payment, entitlement or benefit due to the Executive under the provisions of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Bank has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                              THE LONG ISLAND SAVINGS BANK, FSB

                              By: _____________________________
                                    John J. Conefry, Jr.
                                    Chief Executive Officer




                              ---------------------------------
                                    Lawrence W. Peters

                                                                    EXHIBIT 99.3


                              EMPLOYMENT AGREEMENT

            This Employment Agreement (this "Agreement"), dated as of August 4, 1997, is made by and between The Long Island Savings Bank, FSB, a federal stock savings bank organized under the laws of the United States, having its principal offices at 201 Old Country Road, Melville, New York 11747 (the "Bank"), and Ms. Karen M. Cullen, residing at 20 East Ninth Street, New York, New York 10003 (the "Executive").

                                    RECITALS

            1. The Bank desires to employ the Executive as an Executive Vice President and the General Counsel of the Bank, and to enter into an employment agreement embodying the terms of such relationship.

            2. The Executive is willing to be employed as an Executive Vice President and the General Counsel of the Bank on the terms set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the Bank and the Executive hereby agree as follows.

      1.    Definitions.

            1.1 "AFFILIATE" means any person or entity of any kind effectively controlling, effectively controlled by or effectively under common control with the Bank, including, without limitation, Long Island Bancorp, Inc. (the "Corporation").

            1.2   "BOARD" means the board of directors of the Bank.

            1.3 "CAUSE" means termination due to the Executive's (a) personal dishonesty, (b) incompetence, (c) willful misconduct, (d) breach of fiduciary duty involving personal profit, (e) intentional failure to perform stated duties, (f) willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease-and-desist order, or (g) material breach of any provision of this Agreement.

            1.4 "CHANGE IN CONTROL" means, after the date of this Agreement, (a) a change in control of the Corporation and/or the Bank of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (b) a change in control of the Bank within the meaning of 12 U.S.C. ss. 1817(i), the Change in Bank Control Act, and 12
C.F.R. ss. 574.4 of the Acquisition of Control of Savings Association regulations of the Office of Thrift Supervision; (c) individuals who constitute the Board as of the date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of this Agreement whose election was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board, or whose nomination for election by the Bank's shareholders was approved by the Bank's nominating committee then serving under the Board, shall be, for purposes of this clause (c), considered as though she or he was a member of the Incumbent Board (but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest
(as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents); (d) approval by the shareholders of the Corporation and/or the Bank, as the case may be, of a reorganization, merger or consolidation, or the consummation of any such reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Corporation and/or the Bank, as the case may be, beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the Voting Interest of the corporation or other entity resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Voting Interest in the Corporation and/or the Bank, as the case may be; (e) approval by the shareholders of the Corporation and/or the Bank, as the case may be, of (i) a complete liquidation or dissolution of the Corporation and/or the Bank, or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation and/or the Bank, or the occurrence of any such liquidation, dissolution, sale or other disposition, other than, in any case, to a Subsidiary, directly or indirectly, of the Corporation or any Affiliate; and/or (f) the solicitation of proxies from shareholders of the Corporation by someone other than the current management of the Bank and without the approval of the Board, seeking shareholder approval of a plan of reorganization, merger or consolidation of the Corporation and/or the Bank with one or more corporations as a result of which the shareholders' interests in the Corporation and/or the Bank, as the case may be, are actually exchanged for or converted into securities not issued by the Corporation and/or the Bank, as the case may be. No failure on the part of the Executive to exercise any rights upon the occurrence of a Change in Control shall be deemed a waiver of or otherwise impair the rights of the Executive in respect of any subsequent events or circumstances constituting a Change in Control.

            1.5 "CODE" means the Internal Revenue Code of 1986, as amended, and as in effect from time to time, and/or any successor code thereto.

            1.6 "EXCISE TAX" means any excise tax imposed under Section 4999 of the Code and/or any successor section thereto.

            1.7 "GOOD REASON" means, and shall be deemed to exist if, without the written consent of the Executive, (a) the Bank fails to appoint or reappoint the Executive as an Executive Vice President and the General Counsel of the Bank, (b) there occurs any reduction of Base Salary or material reduction in other benefits or any material change by the Bank to the Executive's function, duties, or responsibilities in effect on the date hereof and/or as set forth in
Section 4.1 of this Agreement, which change would cause the Executive's position with the Bank to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof and/or as set forth in Section 4.1 of this Agreement (and any such material change shall be deemed a continuing breach of this Agreement), (c) there occurs any material breach of this Agreement by the Bank, (d) a Change in Control occurs, or (e) the Bank, if and after a Suspension for Disability (as defined in Section 6.2(a)) occurs and after a Change in Control occurs, fills the Executive's position (in the manner set forth in Section 6.2(b) of this Agreement).

            1.8 "PARENT" means any corporation which has a direct or indirect legal or beneficial ownership interest in the Bank, but only if any such corporation owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities of the Bank.

            1.9 "SUBSIDIARY" means any corporation (other than the Bank) in which the Bank or any Parent has a direct or indirect legal or beneficial ownership interest, but only if the Bank or the Parent, as the case may be, owns or controls, directly or indirectly, securities possessing at least 50% of the total combined voting power of all classes of securities in any such corporation.

            1.10 "RETIREMENT" means the termination of the Executive's employment with the Bank for any reason by the Executive at any time after the Executive attains age 65.

            1.11 "VOTING INTEREST" means securities of any class or classes or other ownership interests having general voting power under ordinary circumstances to elect members of a board of directors or trustees of any entity.

      2.    EMPLOYMENT.

            2.1 GENERAL. Subject to the terms and provisions set forth in this Agreement, the Bank, during the Term of Employment, agrees to employ the Executive as an Executive Vice President and the General Counsel of the Bank and the Executive hereby accepts such continued employment.

            2.2 OTS SUSPENSION. If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      3.    TERM OF EMPLOYMENT.

            3.1 TERM. The term of employment under this Agreement shall commence as of August 4, 1997 (the "Commencement Date") and, unless extended as provided below or earlier terminated by the Bank or the Executive under Section 6 of this Agreement, shall continue until the third anniversary of the Commencement Date (the "Term of Employment"). After adequate and explicit review of the terms of this Agreement and the Executive's performance of her duties, the Board, in its sole discretion, may approve, as of each anniversary of the date of this Agreement, a one year extension of the then Term of Employment.

            3.2 OTS REMOVAL. Notwithstanding anything to the contrary in this Agreement, if the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.ss. 1818(e)(4) or (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Bank and/or the Executive, if any, shall not be affected.

      4.    POSITIONS, RESPONSIBILITIES AND DUTIES.

            4.1 POSITIONS AND DUTIES. During the Term of Employment, the Executive shall be employed and shall serve as an Executive Vice President and the General Counsel of the Bank. In such position(s), the Executive shall have the duties, responsibilities and authority as determined and designated from time to time by the Board. The Executive shall serve under the direction and supervision of the Bank's chief executive officer and shall report only to such chief executive officer or his designees. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities (a) which would result in a non-compliance with or violation of any applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement or (b) on a regular basis in any locations outside the counties of Nassau, Suffolk or the City of New York unless agreed upon by the Executive.

            4.2 ATTENTION TO DUTIES AND RESPONSIBILITIES. During the Term of Employment, the Executive shall, except for periods of absence occasioned by illness, vacation in accordance with Section 5.6, and reasonable leaves of absence in accordance with the practices of the Bank and the Corporation as of the date of this Agreement, devote substantially all of her business time to the business and affairs of the Bank and the Corporation and the Executive shall use her best efforts, business skills, ability and fidelity to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not present a conflict or substantially interfere with the performance by the Executive of her duties and responsibilities hereunder, (a) to manage the Executive's personal affairs, and (b)(i) to serve on boards or committees of civic or charitable organizations or trade associations, and (ii) after obtaining the consent of the Board, as evidenced by a written resolution of the Board and under the terms and conditions specified in any such resolution, to serve on the boards of directors or trustees of companies or other organizations and associations; provided, further, however, that all offices or positions which the Executive currently holds or has held prior to the date of this Agreement and those set forth on Exhibit "A", annexed hereto are designated as currently consented to positions.

      5.    COMPENSATION AND OTHER BENEFITS.

            5.1 BASE SALARY. During the Term of Employment, the Executive shall receive a base salary of $185,000 per annum ("Base Salary") payable in accordance with the Bank's normal payroll practices. Such Base Salary shall be reviewed from time to time by the Board at its convenience, but no less frequently than annually, for increase by the Board in its sole discretion. Such Base Salary as so increased shall then constitute the Executive's "Base Salary" for purposes of this Agreement.

            5.2 ANNUAL BONUS. During the Term of Employment, the Executive shall be entitled to participate in an equitable manner with other executive officers of the Bank in such discretionary bonus payments or awards as may be authorized, declared, and paid by the Board to the Bank's executive employees; provided, however, that, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the annual bonus paid to the Executive following a Change in Control shall not be less than the highest annual bonus paid during the Term of Employment. No other compensation or additional benefits provided for in this Agreement shall be deemed a substitute for the Executive's right, if any, to receive such bonuses if, when and as declared by the Board.

            5.3 INCENTIVE, RETIREMENT, AND SAVINGS PLANS. During the Term of Employment, the Executive shall participate in all incentive, pension, retirement, savings and other employee benefit plans and programs, if any, maintained from time to time by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.4 WELFARE BENEFIT PLANS. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall participate in and be covered by all the welfare benefit plans and programs, if any, maintained by the Corporation and/or the Bank for the benefit of senior executives and/or other employees of the Corporation and/or the Bank.

            5.5 EXPENSE REIMBURSEMENT. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses, including reasonable business travel expenses, incurred by the Executive in performing her duties and responsibilities hereunder in accordance with the policies and procedures of the Bank as in effect at the time the expense was incurred, as the same may be changed from time to time.

            5.6 VACATION AND FRINGE BENEFITS. During the Term of Employment, the Executive shall be entitled to five weeks paid vacation each calendar year at such times which do not materially interfere with the performance of the Executive's duties hereunder. In addition, during the Term of Employment, the Executive shall be eligible to benefit from such fringe benefits and perquisites, if any, in accordance with the policies of the Bank and as in effect and provided from time to time to senior executives of the Corporation and/or the Bank. Notwithstanding the above, the Executive, during the Term of Employment, shall retain, pursuant to current policy and practice of the Corporation and/or the Bank, all privileges, if any, including club memberships and automobile usage to which she is entitled on the date of this Agreement.

      6.    TERMINATION.

            6.1 TERMINATION DUE TO DEATH. In the event of the Executive's death during the Term of Employment, the Term of Employment shall thereupon end and her estate or other legal representative, as the case may be, shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a)(i)(A) Base Salary continuation at two-thirds (2/3) of the rate in effect (as provided in Section 5.1 of this Agreement) on the date of termination for a three-month period commencing on such date of termination, or
(B), if the Board so determines in its sole discretion and in lieu of such three-month salary continuation described above in (A), a lump sum payment equal in amount to the present value of such Base Salary continuation (reasonably determined using a discount rate equal to the most recent quote available for the three-month United States Treasury Bill rate on the date of termination) payable within thirty business days after the date of termination, and (ii) a pro-rata annual bonus for the fiscal year in which such termination occurs, such pro-rata bonus amount to be (I) pro-rated based on the number of calendar days transpired during the fiscal year of the Bank (prior to the date of termination) in which such termination occurs over 365, (II) determined in good faith by the Board (but in its sole discretion), and (III) if any such bonus is payable, paid on or about the same date that the annual bonus amounts payable in respect of such fiscal year, if any, to the senior executives of the Corporation and/or the Bank are actually paid to them;

            (b) any Base Salary accrued to the date of termination or any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Bank or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.2  SUSPENSION FOR DISABILITY.

            (a) If, during the Term of Employment, the Executive shall have been absent from her duties hereunder on a full-time basis due to physical or mental illness for six (6) consecutive months, the Bank may give thirty (30) days written notice of potential suspension. If the Executive shall not have returned to the full-time performance of her duties within such 30-day period, the Bank may suspend the Executive's employment for "Disability" (a "Suspension for Disability").

            (b) If a Suspension for Disability occurs during the Term of Employment, the Bank will pay the Executive a bi-weekly payment equal to two-thirds (2/3) of the Executive's bi-weekly rate of Base Salary on the effective date of the Suspension for Disability. These payments shall commence on the effective date of the Executive's Suspension for Disability and will end on the earlier of (i) the date the Executive returns to full-time employment hereunder; (ii) the Executive's equivalent full-time employment by another employer; (iii) the Executive's retirement; (iv) the

Executive's death; or (v) the expiration or earlier end of the Term of Employment (the "Term of Suspension"). After a Suspension for Disability occurs, the Bank shall be free to fill the Executive's position, but such action by the Bank, shall constitute Good Reason if it occurs after a Change in Control. Upon the Executive being able to return to full-time employment hereunder before the expiration or end of the Term of Employment, the Executive shall be offered an equivalent available position and otherwise be subject to the provisions of this Agreement. The disability payments hereunder will be in addition to any benefit payable from any qualified or nonqualified retirement plans or programs maintained by the Corporation and/or the Bank but will be reduced by payments received by the Executive on account of such disability under any long-term disability plan maintained for the Corporation's and/or the Bank's employees.

            (c) During the Term of Suspension, the Bank will cause to be continued life and health coverage and such other benefits substantially identical to the coverage and benefits maintained by the Bank for the Executive prior to the occurrence of any Suspension for Disability.

            (d) Notwithstanding the foregoing, there will be no reduction in the compensation (except as otherwise provided in Section 6.2(b) above), accrued benefits or pension granted or accruing to the Executive during the Term of Suspension. Nothing in this Section 6.2 shall abrogate or limit other provisions of this Agreement granting rights to the Executive or the Executive's spouse or the Executive's estate following death, retirement or termination, if applicable.

            6.3 TERMINATION FOR CAUSE. The Bank may terminate the Executive's employment hereunder for Cause, upon fifteen (15) days prior written notice to the Executive. If the Bank terminates the Executive's employment hereunder for Cause, the Term of Employment (if not already expired) shall thereupon end as set forth below and the Executive shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a) Base Salary up to and including the date of termination;

            (b) any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and, to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) to the extent not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Bank or any Subsidiary; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.4 TERMINATION WITHOUT CAUSE OR FOR GOOD REASON. The Bank may terminate the Executive's employment hereunder at any time without Cause. The Executive may terminate her employment hereunder for Good Reason at any time by delivery of written notice to the Bank within the six-month period commencing after the occurrence of the Good Reason effective forty-five (45) days after such written notice is delivered. If the Bank terminates the Executive's employment hereunder without Cause (other than due to Retirement, death, Disability or the normal expiration of the full Term of Employment), or if the Executive terminates her employment hereunder for Good Reason, the Term of Employment shall thereupon end (if not already expired) and the Executive shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a) as liquidated damages, a cash lump sum equal to three (3) times the Executive's "Highest Annual Compensation" (as herein defined). For purposes of this Agreement, "Highest Annual Compensation" shall mean the sum of (i) the highest per annum rate of Base Salary, and (ii) the aggregate bonus amounts paid to the Executive (or which would have been paid but for an election to defer payment to a later period), in respect of any fiscal year of the Bank at any time during the Term of Employment;

            (b) any Base Salary accrued to the date of termination or any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs;

            (e) continuation of the welfare benefits of the Executive, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the date of termination for the three-year period commencing on the date of termination (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Bank shall provide the economic equivalent in lieu thereof);

            (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs, if any, of the Bank or any Subsidiary; and

            (g) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.5 VOLUNTARY TERMINATION. During the Term of Employment, the Executive may effect, upon thirty (30) days prior written notice to the Bank, a Voluntary Termination of her employment hereunder and thereupon the Term of Employment (if not already expired) shall end. A "Voluntary Termination" shall mean a termination of employment by the Executive on her own initiative other than (a) a termination due to death or Disability, (b) a termination for Good Reason, (c) a termination due to Retirement, or (d) a termination as a result of the normal expiration of the full Term of Employment. A Voluntary Termination shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, entitle the Executive only to all of the payments and benefits which the Executive would be entitled to in the event of a termination of her employment by the Bank for Cause.

            6.6 TERMINATION DUE TO RETIREMENT. The Executive may terminate the Executive's employment hereunder due to Retirement upon thirty (30) days prior written notice to the Bank. If, during the Term of Employment, the Executive's employment is so terminated due to Retirement, the Term of Employment shall thereupon end and the Executive shall, subject to Sections 2.2, 3.2, 6.9, 6.11, and 6.12 of this Agreement, only be entitled to:

            (a) Base Salary up to and including the date of termination;

            (b) any bonus actually awarded, but not yet paid as of the date of termination;

            (c) reimbursement for all expenses (under Section 5.5) incurred as of the date of termination, but not yet paid as of the date of termination;

            (d)(i) continuation of the Executive's welfare benefits (as described in Section 5.4 of this Agreement) at the level in effect on the date of termination for the one-year period following the termination of the Executive's employment due to Retirement (or, if such continuation is not permitted by applicable law or if the Board so determines in its sole discretion, the Bank shall provide the economic equivalent in lieu thereof), and
(ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs, if any, of the Bank or any Subsidiary;

            (e) payment of the per diem value of any unused vacation days accruing during the Term of Employment and the unused, unaccrued portion of any vacation days available through the end (but not beyond) of the calendar year of the Bank in which such termination occurs; and

            (f) any rights to indemnification in accordance with Section 11 of this Agreement.

            6.7 NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment or to mitigate damages and there shall be no offset against any amounts due the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

            6.8 NOTICE OF TERMINATION. Any termination of the Executive's employment under this Section 6 requiring advance written notice shall be communicated by a notice of termination to the other party hereto given in accordance with Section 12.3 of this Agreement (the "Notice of Termination"). The Notice of Termination, in the case of a termination by the Bank for Cause, or a termination by the Executive for Good Reason, shall (a) indicate the specific termination provision in this Agreement relied upon, and (b) set forth in reasonable detail the dates, facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            6.9 CODE SECTION 280G REDUCTION. Notwithstanding any other provisions of this Agreement or of any other agreement, contract, understanding, plan or program entered into or maintained by the Bank, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with (a) the Bank or any Affiliate, Parent or Subsidiary of the Bank, (b) any person whose actions result in a Change in Control, or (c) any person affiliated with the Bank or any such person) (all such payments and/or benefits, including the payments and benefits, if any, under this Section 6, being hereinafter referred to as the "Total Payments") would subject the Executive to an Excise Tax, and if such Total Payments less the Excise Tax is less than the maximum amount of Total Payments which would otherwise be payable to the Executive without imposition of an Excise Tax, then, to the extent necessary to eliminate the imposition of an Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (i) the cash and non-cash payments and benefits payable under this Agreement shall first be reduced (but not below zero), and (ii) all other cash and non-cash payments and benefits shall next be reduced (but not below zero); but only if, by reason of any such reduction, the Total Payments with any such reduction shall exceed the Total Payments without any such reduction. For purposes of this Section 6.9, (A) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the date of termination shall be taken into account, (B) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected in good faith by the Bank does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including (without limitation) by reason of Section 280G(b)(4)(A) of the Code, (C) the payments and/or benefits under this Agreement shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (A) and (B) above) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to above in clause (B), and (D) the value of any non-cash payment or benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Bank's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. Except as otherwise provided above, the foregoing calculations and determinations shall be made in good faith by the Bank and the Executive. If no agreement on the calculations is reached, then the Executive and the Bank will agree to the selection of an accounting firm to make the calculations. If no agreement can be reached regarding the selection of an accounting firm the Bank will select a prominent national accounting firm which has no current or recent business relationship with the Bank. The Bank shall pay all costs and expenses incurred in connection with any such calculations or determinations. Any calculations or determinations made in accordance with this
Section 6.9 shall be conclusive and binding on all parties.

            6.10 PAYMENT. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made, to the extent practicable, within five (5) business days following the date of termination.

            6.11  BANK REGULATORY LIMITATIONS.

            6.11. Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) and any regulations promulgated thereunder.

            6.11.2 To the extent required by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, the aggregate amount and/or value of the Compensation paid as a result of any termination of the Executive's employment with the Bank, regardless of the reason for any such termination of employment, shall not exceed three (3) times the Executive's Average Annual Compensation. For purposes of this Section 6.11.2, "Average Annual Compensation" means the average of the Executive's Compensation for the five (5) taxable years immediately preceding the taxable year in which occurs the date of termination and "Compensation" shall have the same meaning as is ascribed to such term in OTS Regulatory Bulletin 27a, dated March 5, 1993, or any subsequent bulletin that supersedes or revokes OTS RB27a.

            6.12  Other Required Provisions.

            6.12.1 If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this Section 6.12.1 shall not affect the vested rights of the Bank and/or the Executive, if any.

            6.12.2 All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the director, or his or her designee, at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the director, or his designee, at the time the director, or his or her designee, approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by such director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such actions.

            6.13 Post-Termination Obligations. During the Term of Employment and for one (1) full year after the expiration or termination thereof, the Executive shall, upon reasonable notice, use her reasonable best efforts to cooperate with the Corporation and/or the Bank by providing such information and assistance to the Corporation and/or the Bank as may reasonably be required by the Corporation and/or the Bank at the Bank's expense in connection with any litigation not commenced by or involving the Executive in which the Corporation and/or the Bank or any of their Subsidiaries or Affiliates is, or may become, a party.

      7.    NON-EXCLUSIVITY OF RIGHTS; NON-EXTENSION SEVERANCE.

            7.1 OTHER BENEFITS. Except as is otherwise specifically provided in this Agreement, the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Bank, and for which the Executive may be eligible and qualify, shall not be prevented or limited, and the Executive's rights under any future agreements with the Corporation and/or the Bank and/or any Affiliate thereof, including, without limitation, any stock option agreements shall not be limited or prejudiced. Subject to Section 7.2 below, this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. Except as otherwise specifically provided in this Agreement, no provision of this Agreement shall be interpreted to mean or result in the Executive receiving fewer benefits than those available to her without reference to this Agreement.

            7.2 NON-EXTENSION SEVERANCE. If (a)(i) the Executive's employment hereunder is not terminated or suspended under Sections 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6 of this Agreement prior to the expiration of the Term of Employment, or
(ii) any such termination or suspension of the Executive's employment is not initiated prior to the expiration of the Term of Employment, (b) the Term of Employment is not extended by the Bank, and (c) the Executive's employment with the Bank terminates after the expiration of the Term of Employment (other than for Cause), the Executive shall be entitled to receive, in lieu of any severance payments or severance benefits under any other plan or program maintained by the Bank or any Affiliate, (1) Base Salary continuation at the rate in effect (as provided in Section 5.1 of this Agreement) as of the expiration of the Term of Employment, and (2) welfare benefit continuation, at the level in effect (as provided for by Section 5.4 of this Agreement) on, and at the same out-of-pocket cost to the Executive as of, the expiration of the Term of Employment, in each case (1) and (2), for the period ending six (6) months after the Executive's employment terminates. Notwithstanding the above, if the Board determines in its sole discretion and in lieu only of such Base Salary continuation in (1), a lump sum payment, equal to the present value of such Base Salary continuation (reasonably determined using the discount rate specified in Section 6.1(a)(1)), shall be paid to the Executive within thirty (30) days after the date the Executive's employment terminates. Notwithstanding anything to the contrary in this Section 7.2, if (x) there occurs a Change in Control during the Term of Employment, (y) the Term of Employment is not extended by the Bank up to and/or through the second anniversary of any such Change of Control, and (z) the Executive's employment with the Bank is subsequently terminated (other than for Cause), the Executive, in lieu of the Base Salary and welfare benefits continuation under this Section 7.2, shall be entitled to receive the payments and benefits set forth in Section 6.4 of this Agreement.

      8. RESOLUTION OF DISPUTES. With the exception of proceedings for equitable relief brought pursuant to this Section or Section 9.2 of this Agreement, any dispute or controversy arising under or in connection with this Agreement may, at the Executive's option, be settled exclusively by arbitration in Melville, Long Island in accordance with the rules of the American Arbitration Association then in effect and at the Bank's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by the Bank and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may be hereafter promulgated or amended, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

       9.   CONFIDENTIAL INFORMATION.

            9.1 CONFIDENTIALITY. The Executive will not, during or after the Term of Employment, disclose any confidential information relating to the business activities of the Bank or any Affiliate thereof which has not been previously disclosed by any person to any person, firm, corporation, bank or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge or other information relating to banking, financial and/or economic principles, concepts or ideas which are based on experience and which are not derived from the business plans and activities of the Bank, and may disclose such confidential information in connection with legal and/or regulatory proceedings (which shall include, but not limited to, formal or informal exams, investigations or inquiries conducted by the Office of Thrift Supervision).

            9.2 INJUNCTIVE RELIEF. The Executive acknowledges and agrees that the Bank will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this
Section 9 of this Agreement. The Executive agrees that the Bank shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Bank may have. The Executive further agrees that she shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Bank has an adequate remedy at law.

            9.3 SPECIAL SEVERABILITY. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected.

      10.   SUCCESSORS.

            10.1 THE EXECUTIVE. This Agreement is personal to the Executive and, without the prior express written consent of the Bank, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a qualified domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

            10.2 THE BANK. This Agreement shall inure to the benefit of and be binding upon the Bank and its successors and assigns; provided, however, that no assignment of this Agreement may be made without the written consent of the Executive.

      11. INDEMNIFICATION. The Executive (and her heirs, executors and administrators) shall be indemnified and held harmless by the Bank to the fullest extent permitted by applicable law, regulation, regulatory bulletin, and/or any other regulatory requirement, as the same exists or may hereafter be promulgated or amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive as a consequence of the Executive being or having been made a party to, or being or having been involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Executive is or was a trustee, director or officer of the Bank or is or was serving at the request of the Bank as a trustee, director or officer of another corporation (including, but not limited to, a subsidiary or an Affiliate of the Bank), and such indemnification shall continue after the Executive shall cease to be an officer, director or trustee. The right to indemnification conferred hereby shall be a contract right and shall also include, to the extent permitted by applicable regulation, the right to be paid by the Bank the expenses incurred in defending any such proceeding in advance of the final disposition upon receipt by the Bank of an undertaking by or on behalf of the Executive to repay such amount or a portion thereof, if it shall ultimately be determined that the Executive is not entitled to be indemnified by the Bank pursuant hereto or as otherwise authorized by law but such repayment by the Executive shall only be in an amount ultimately determined to exceed the amount to which the Executive was entitled to be indemnified.

      12.   MISCELLANEOUS.

            12.1 APPLICABLE LAW. This Agreement shall, to the extent not superseded by federal law, be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

            12.2 AMENDMENTS/WAIVER. This Agreement may not be amended, waived, or modified otherwise than by a written agreement executed by the parties to this Agreement or their respective successors and legal representatives. No waiver by any party to this Agreement of any breach of any term, provision or condition of this Agreement by the other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, or any prior or subsequent time.

            12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when received by hand-delivery to the other party, by facsimile transmission, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Executive:    Ms. Karen M. Cullen
                                    20 East Ninth Street
                                    New York, New York  10003

            with a copy to:         Mel M. Immergut, Esq.
                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

            If to the Bank:         The Long Island Savings Bank, FSB
                                    201 Old Country Road
                                    Melville, New York  11747

                                    Attn:  Corporate Secretary

            with a copy to:         Mel M. Immergut, Esq.

                                    Milbank, Tweed, Hadley & McCloy
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

            12.4 WITHHOLDING. The Bank may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            12.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            12.6 CAPTIONS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

            12.7 ENTIRE AGREEMENt. This Agreement contains the entire agreement between the parties to this Agreement concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

            12.8 REPRESENTATION. The Executive represents and warrants that the performance of the Executive's duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

            12.9 SURVIVORSHIP. The respective rights and obligations of the parties to this Agreement, including, without limitation, any rights of the Executive and the Bank under Section 11 of this Agreement, shall survive any termination of this Agreement or the Executive's employment hereunder for any reason to the extent necessary to the intended preservation of such rights and obligations.

            12.10 EFFECT OF PAYMENTS UNDER CORPORATION AGREEMENT. Notwithstanding any provision herein to the contrary, to the extent that payments, entitlements and benefits are paid to or received by the Executive under the Employment Agreement dated as of August 4, 1997, between the Executive and the Corporation, the amount of any such payments, entitlements and benefits actually made by the Corporation shall reduce, to the extent so made, the same payment, entitlement or benefit due to the Executive under the provisions of this Agreement.

            IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Bank has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                        THE LONG ISLAND SAVINGS BANK, FSB



                        By: _____________________________

                        Name:

                        Title:

                        ---------------------------------

                                    Karen M. Cullen